EXHIBIT 4(a)(xviii)                                            Owned Aircraft
                                                       Participation Agreement
                                                                        N7__UW

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                          PARTICIPATION AGREEMENT
                                  (N7__UW)

                                Dated as of
                             _________ __, 199_

                               By and Between

                             US AIRWAYS, INC.,
                                   Owner

                                    and

                    STATE STREET BANK AND TRUST COMPANY,
                   not in its individual capacity except
                as expressly provided herein, but solely as
                   Pass Through Trustee under each of the
                       Pass Through Trust Agreements,
                 Subordination Agent and Indenture Trustee


                          ------------------------


                          One Airbus A319 Aircraft
                        U.S. Registration No. N7__UW



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                      INDEX TO PARTICIPATION AGREEMENT


SECTION 1.  Definitions and Construction............................2

SECTION 2.  Participation by Pass Through Trustees in Owner's
            Cost of the Aircraft....................................2
            (a)   Participation by Pass Through Trustees on the
                  Delivery Date; Issuance of Equipment Notes........2
            (b)   Owner's Notice of Delivery Date...................3
            (c)   Closing...........................................3
            (d)   Postponement of Scheduled Delivery Date...........3

SECTION 3.  [Reserved...............................................4

SECTION 4.  Conditions Precedent....................................4
            (a)   Conditions Precedent to Purchase of Equipment
                  Notes ............................................4
            (b)   Conditions Precedent to the Obligations
                  of Owner.........................................10

SECTION 5.  [Reserved.]............................................12

SECTION 6.  Representations and Warranties of Owner; Indemnities...12
            (a)   Representations and Warranties...................12
            (b)   General Indemnity................................15

SECTION 7.  Representations, Warranties and Covenants..............19
            (a)   Securities Act...................................19
            (b)   Reregistration...................................19
            (c)   Quiet Enjoyment..................................21
            (d)   Equipment Notes Acquired for Investment..........21
            (e)   Owner Merger Covenant............................21
            (f)   Representations, Warranties and Covenants
                  of the Indenture Trustee.........................23
            (g)   Quiet Enjoyment..................................24
            (h)   Loan Participant Liens...........................24
            (i)   Indenture Trustee Liens..........................25
            (j)   Further Assurances...............................25
            (k)   Transfer of Equipment Notes......................25
            (l)   Representations and Warranties of Pass Through
                  Trustee..........................................25
            (m)   Representations and Warranties of Subordination
                  Agent............................................28

SECTION 8.  Reliance of Liquidity Provider.........................30

SECTION 9.  Other Documents........................................30

SECTION 10. Certain Covenants of Owner.............................30
            (a)   Further Assurances...............................31
            (b)   Filings..........................................31

SECTION 11. [Reserved].............................................31

SECTION 12. Notices; Consent to Jurisdiction.......................31
            (a)   Notices..........................................31
            (b)   Consent to Jurisdiction..........................31

SECTION 13. [Reserved.]............................................32

SECTION 14. Miscellaneous..........................................32
            (a)   Survival.........................................32
            (b)   Counterparts.....................................32
            (c)   Amendments and Waivers...........................32
            (d)   Successors and Assigns...........................33
            (e)   Governing Law....................................33



                                  ANNEXES

ANNEX A - Definitions

                                 SCHEDULES

SCHEDULE I    - Names and Addresses
SCHEDULE II   - Commitments
SCHEDULE III  - Pass Through Trust Agreement and Pass Through Trust
                Supplements

                                  EXHIBITS

Exhibit A     - Schedule of Countries Authorized for Reregistration
Exhibit B-1   - Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                and Affiliates, special counsel for Owner
Exhibit B-2   - Form of Opinion of Owner's Legal Department
Exhibit C     - Form of Opinion of_____________, special counsel for the
                Manufacturer
Exhibit D     - Form of Opinion of Crowe & Dunlevy, P.C., special FAA Counsel
Exhibit E     - Form of Opinion of Bingham Dana LLP, special counsel for the
                Indenture Trustee
Exhibit F     - Form of Opinion of Bingham Dana LLP, special counsel for the
                Pass Through Trustee
Exhibit G     - Form of Opinion of Bingham Dana LLP, special counsel for the
                Subordination Agent



                          PARTICIPATION AGREEMENT
                              (N7__UW)


            THIS PARTICIPATION AGREEMENT (N7__UW) dated as of _______ ___, 199_ (as amended, supplemented or otherwise modified from time to time, this "Agreement") by and between US AIRWAYS, INC., a Delaware corporation (together with its successors and permitted assigns, the "Owner"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity except as otherwise provided herein, but solely as pass through trustee under each of three separate Pass Through Trust Agreements (in such capacity, together with its successors and permitted assigns, the "Pass Through Trustee"), subordination agent and trustee under the Intercreditor Agreement (in such capacity, together with its successors and permitted assigns, the "Subordination Agent"), and Indenture Trustee under the Indenture (in such capacity, together with any successor indenture trustee, the "Indenture Trustee");


                        W I T N E S S E T H:

            WHEREAS, concurrently with the execution and delivery of this Agreement, the Indenture Trustee and the Owner are entering into the Indenture pursuant to which the Owner will issue to the Pass Through Trustee for each Pass Through Trust Equipment Notes in three series, which Equipment Notes are to be secured by the mortgage and security interests created by the Owner in favor of the Indenture Trustee;

            WHEREAS, concurrently with the execution and delivery of this Agreement, Owner will execute and deliver an Indenture Supplement covering the Aircraft, supplementing the Indenture;

            WHEREAS, the proceeds from the issuance and sale of the Pass Through Certificates by each Pass Through Trust will be applied in part by the Pass Through Trustee on the Delivery Date to purchase from Owner, on behalf of each Pass Through Trust, all of the Equipment Notes bearing the same interest rate as the Certificates issued by such Pass Through Trust;

            WHEREAS, the Equipment Notes will be held by the Subordination Agent pursuant to the Intercreditor Agreement on behalf of the Pass Through Trusts;

            NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

      SECTION 1.  DEFINITIONS AND CONSTRUCTION.

            Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.

      SECTION 2. PARTICIPATION BY PASS THROUGH TRUSTEES IN OWNER'S COST OF THE AIRCRAFT.

            (a) Participation by Pass Through Trustees on the Delivery Date; Issuance of Equipment Notes. Subject to the terms and conditions of this Agreement, the Pass Through Trustee for each Pass Through Trust agrees to make a secured loan to Owner on the Delivery Date to finance, in part, Owner's payment of Owner's Cost for the Aircraft by paying to Owner the aggregate purchase price of the Equipment Notes being issued to such Pass Through Trustee as set forth on Schedule II opposite the name of such Pass Through Trust. The Pass Through Trustees shall make such payments to Owner on a date to be designated pursuant to Section 2(b) but in no event later than __________________, by transferring to the account of Owner at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, ABA No. 011-00- 0028, Account No. 9903-990-1, Reference: US Airways,
Inc. 1998 EETC/N7__UW), not later than 9:30 a.m., New York City time, on the Delivery Date in immediately available funds in Dollars, the amount set forth opposite the name of such Pass Through Trust on Schedule II hereto.

            Upon the occurrence of the above transfers by the Pass Through Trustee for each Pass Through Trust to Owner, Owner shall issue pursuant to
Article II of the Indenture, to the Subordination Agent on behalf of the Pass Through Trustee for each of the Pass Through Trusts, Equipment Notes of the maturity and aggregate principal amount, bearing the interest rate and for the purchase price set forth on Schedule II opposite the name of such Pass Through Trust.

            (b) Owner's Notice of Delivery Date. Owner agrees to give the Indenture Trustee, the Pass Through Trustee and the Subordination Agent at least three (3) Business Days written or facsimile notice prior to the Delivery Date, which notice shall specify Owner's Cost for the Aircraft, the Delivery Date for the Aircraft, the serial number of the Airframe and each Engine, and the United States registration number for the Aircraft.

            (c) Closing. The closing of the transactions referred to in this Agreement shall take place commencing at 9:30 a.m. local time, on the Delivery Date, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in Washington, D.C.

            (d)    Postponement of Scheduled Delivery Date.

            (i) If for any reason whatsoever the closing of the transactions contemplated hereby is not consummated on the Delivery Date provided for pursuant to Section 2(b) (the "Scheduled Delivery Date"), the closing shall be deemed adjourned to the next Business Day or to such other Business Day on or prior to _______________ as Owner shall specify by written notice to the Pass Through Trustee and the Indenture Trustee, in which case the Pass Through Trustee shall comply with its obligations under Section 1.01 of each applicable Pass Through Trust Supplement.

            (ii) If the closing fails to occur on the Scheduled Delivery Date, Owner shall cause the Indenture Trustee to promptly return to the Pass Through Trustees any funds provided by any such Pass Through Trustee, together with interest or income earned thereon.

            (iii) If the closing fails to occur on the Scheduled Delivery Date and funds are not returned to each Pass Through Trustee that made funds available as provided by clause (ii) above, Owner shall use reasonable efforts to cause the Indenture Trustee to invest, at the risk of Owner, the funds received by it from such Pass Through Trustees in Cash Equivalents. Any such obligations purchased by Owner, whether directly or through a repurchase agreement, shall be held in trust by the Indenture Trustee for the benefit of the respective Pass Through Trustees that provided such funds.

            (iv) If the closing fails to occur on the Scheduled Delivery Date, unless Owner shall cause the Indenture Trustee to return all funds to the Pass Through Trustee by 2:00 p.m., New York City time, on the Scheduled Delivery Date, Owner shall reimburse each Pass Through Trustee that has made funds available pursuant to this
      Section 2 for the loss of the use of its funds an amount equal to the excess, if any, of (x) interest at the Debt Rate on the amount of such funds for the period from and including the Scheduled Delivery Date to but excluding the actual Delivery Date or, if earlier, the day on which such Pass Through Trustee's funds are returned if such return is made by 2:00 p.m., New York City time (or to but excluding the next following Business Day if such return is not made by such time) over (y) any amount paid to such Pass Through Trustee in respect of interest or income earned by Owner pursuant to clause
      (iii) above.

            (v) On the Delivery Date or on the date funds are required to be returned to the Pass Through Trustees pursuant to clause (ii) above, Owner shall reimburse the Pass Through Trustees that provided funds which are invested by Owner pursuant to this subsection (d), for any losses incurred on such investments. All income and profits on the investment of such funds shall be for the respective accounts of such Pass Through Trustee, and Owner shall not be liable for failure to invest such funds or for any losses incurred on such investments, except for its own negligence or willful misconduct.


      SECTION 3.  [RESERVED.]


      SECTION 4.  CONDITIONS PRECEDENT.

            (a) Conditions Precedent to Purchase of Equipment Notes. It is agreed that the obligations of the Indenture Trustee, the Subordination Agent and the Pass Through Trustee on behalf of each Pass Through Trust to participate in the transaction contemplated hereby on the Delivery Date are subject to the fulfillment to the satisfaction of each party (or waiver by such party), prior to or on the Delivery Date of the following conditions precedent:

            (i) At least three (3) Business Days prior to the Delivery Date, each of the parties hereto shall have received the Delivery Notice pursuant to Section
      2(b) hereof.

            (ii) On the Delivery Date, no change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations or guidelines or interpretations thereof by appropriate regulatory authorities which would make it a violation of law or regulations or guidelines for the Pass Through Trustee to make its Commitment available in accordance with Section 2.

            (iii) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Indenture Trustee, the Pass Through Trustee and the Subordination Agent and shall be in full force and effect and executed counterparts shall have been delivered to the Indenture Trustee, the Pass Through Trustee and the Subordination Agent, or their respective counsel, provided that only the Subordination Agent on behalf of each Pass Through Trustee shall receive an executed original of such Pass Through Trustee's respective Equipment Note and provided, further, that an excerpted copy of the Purchase Agreement shall only be delivered to and retained by the Indenture Trustee, which copy may be inspected by the Indenture Trustee if and only if there shall occur and be continuing an Event of Default:

                  (1) an excerpted copy of the Purchase Agreement (insofar as it relates to the Aircraft);

                  (2)   the Trust Indenture;

                  (3)   the Indenture Supplement; and

                  (4) the Equipment Notes.

            (iv) A Uniform Commercial Code financing statement or statements covering all the security interests created by or pursuant to the Granting Clause of the Indenture that are not covered by the recording system established by the Transportation Code shall have been executed and delivered by Owner, and such financing statement or statements shall have been duly filed in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by the Pass Through Trustee shall have been executed and delivered by Owner and duly filed.

            (v) The Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received the following, in each case in form and substance satisfactory to it (except it shall not be a condition to the obligation of any such party that it receive a certificate or other document required to be delivered by it):

            (A) (1) an incumbency certificate of Owner as to the person or persons authorized to execute and deliver the Operative Documents to which Owner is a party and any other documents to be executed on behalf of Owner in connection with the transactions contemplated hereby and the signatures of such person or persons;

                  (2) a copy of the resolutions of the board of directors
            of Owner or Owner's executive committee, certified by the Secretary or an Assistant Secretary of Owner, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of Owner in connection with the transactions contemplated hereby; and

                  (3) a copy of the certificate of incorporation of Owner,
            certified by the Secretary of State of the State of Delaware, and a copy of the by-laws of Owner certified by the Secretary or Assistant Secretary of Owner, and a certificate or other evidence from the Secretary of State of the State of Delaware, dated as to the due incorporation and good standing of Owner in such state.

            (B) (1) an incumbency certificate of the Indenture Trustee as to the person or persons authorized to execute and deliver the Operative Documents to which the Indenture Trustee is a party and any other documents to be executed on behalf of the Indenture Trustee in connection with the transactions contemplated hereby and the signatures of such person or persons;

                  (2) a copy of the resolutions of the board of directors
            of the Indenture Trustee, certified by the Secretary or an Assistant Secretary of the Indenture Trustee, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of the Indenture Trustee in connection with the transactions contemplated hereby;

                  (3) a copy of the articles of association and by-laws of
            the Indenture Trustee, each certified by the Secretary or an Assistant Secretary of the Indenture Trustee; and

                  (4) a certificate signed by an authorized officer of the
            Indenture Trustee, dated the Delivery Date, certifying that the representations and warranties contained herein of the Indenture Trustee are correct in all material respects as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

            (vi) All appropriate action required to have been taken prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

            (vii) The Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received a certificate signed by an authorized officer of Owner to the effect that:

                  (1) the Aircraft has been duly certified by the Federal
            Aviation Administration as to type and has a current certificate of airworthiness;

                  (2) the Indenture and the Indenture Supplement covering
            the Aircraft shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Federal Aviation Administration;

                  (3) the representations and warranties contained herein
            of Owner are correct in all material respects as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were correct on and as of such earlier date).

            (viii) [Reserved.]

            (ix) The Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received, addressed to each such party, and reasonably satisfactory as to scope and substance to each addressee thereof, opinions dated the Delivery Date substantially in the form of Exhibit B-1 hereto from Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates, special counsel for Owner, and an opinion dated the Delivery Date substantially in the form of Exhibit B-2 hereto from Owner's legal department.

            (x) The Pass Through Trustee shall have received, addressed to the Pass Through Trustee, the Indenture Trustee and Owner and reasonably satisfactory as to scope and substance to the Pass Through Trustee and Owner, an opinion dated the Delivery Date substantially in the form of Exhibit C hereto from _________________, special counsel to the Manufacturer, with respect to the Manufacturer Documents.

            (xi)  [Reserved.]

            (xii) [Reserved.]

            (xiii)The Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received, addressed to each such party, and reasonably satisfactory as to scope and substance to each addressee thereof, an opinion dated the Delivery Date substantially in the form of Exhibit D hereto from Crowe & Dunlevy, P.C., special FAA counsel.

            (xiv) The Pass Through Trustee and the Subordination Agent shall have received, addressed to each such party, and reasonably satisfactory as to scope and substance to each addressee thereof, an opinion dated the Delivery Date substantially in the form of Exhibit E from Bingham Dana LLP, special counsel for the Indenture Trustee.

            (xv)  [Reserved.]

            (xvi) The Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received an independent insurance broker's report, in form and substance satisfactory to the Indenture Trustee, as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft.

            (xvii)  [Reserved.]

            (xviii) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

            (xix) [Reserved.]

            (xx)  [Reserved.]

            (xxi) The Indenture Trustee and the Subordination Agent shall have received (A) a certificate signed by an authorized officer of the Pass Through Trustee, dated the Delivery Date, certifying that the representations and warranties contained herein of the Pass Through Trustee are correct in all material respects as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date), (B) an opinion dated the Delivery Date substantially in the form of Exhibit F hereto addressed to each such party of Bingham Dana LLP, special counsel for the Pass Through Trustee, and reasonably satisfactory as to scope and substance to each addressee thereof, and (C) such other documents and evidence with respect to the Pass Through Trustee as it may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all necessary corporate action in connection therewith and compliance with the conditions herein set forth.

            (xxii) The Indenture Trustee and the Pass Through Trustee shall have received, addressed to each such party, and reasonably satisfactory as to scope and substance, to each addressee thereof, an opinion dated the Delivery Date substantially in the form of Exhibit G hereto.

            Promptly upon the recording of the Indenture and the Indenture Supplement covering the Aircraft pursuant to the Transportation Code, Owner will cause Crowe & Dunlevy, P.C., special FAA counsel in Oklahoma City, Oklahoma, to deliver to the Pass Through Trustee, the Indenture Trustee and Owner an opinion as to the due recording of the Indenture and such Indenture Supplement and the lack of filing of any intervening documents with respect to the Aircraft.

            (b) Conditions Precedent to the Obligations of Owner. It is agreed that the obligations of Owner to enter into the Operative Documents on the Delivery Date are all subject to the fulfillment to the satisfaction of Owner prior to the Delivery Date of the following conditions precedent:

            (i) All appropriate action required to have been taken on or prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, and all orders, permits, waivers, exemptions, authorizations and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect on the Delivery Date.

            (ii) The conditions specified in Sections 4(a)(ii) hereof shall have been satisfied.

            (iii) Those documents described in Section 4(a)(iii) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Owner) in the manner specified in
      Section 4(a)(iii), shall each be satisfactory in form and substance to Owner, shall be in full force and effect on the Delivery Date, and an executed counterpart of each thereof (other than the Equipment Notes) shall have been delivered to Owner or its special counsel.

            (iv) Owner shall have received (A) each certificate referred to in Section 4(a)(v) (other than the certificate referred to in clause
      (A) thereof), (B) the certificate referred to in Section 4(a)(xxi)(A), and (C) such other documents and evidence with respect to the Pass Through Trustee as Owner or its special counsel may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

            (v) Owner shall have received the opinions set forth in Sections 4(a)(x), 4(a)(xiii), 4(a)(xiv), 4(a)(xxi)(B), and 4(a)(xxii) in each case addressed to Owner and dated the Delivery Date and in each case in scope and substance reasonably satisfactory to Owner and its special counsel.

            (vi) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

            (vii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations or guidelines or interpretations by appropriate regulatory authorities which would make it a violation of law or regulations or guidelines for Owner to enter into any transaction contemplated by the Operative Documents.

            (viii) Owner shall have been paid by the Pass Through
      Trustees for the issuance of the Equipment Notes.

      SECTION 5.  [Reserved.]

      SECTION 6.  REPRESENTATIONS AND WARRANTIES OF OWNER;
INDEMNITIES.

            (a) Representations and Warranties. Owner represents and warrants to the Pass Through Trustee, the Indenture Trustee and the Subordination Agent that:

            (i) Owner is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power and authority to own or hold under lease its properties, has, or had on the respective dates of execution thereof, the corporate power and authority to enter into and perform its obligations under Owner Documents, the Pass Through Trust Agreements and the other Operative Documents to which it is a party, and is duly qualified to do business as a foreign corporation in each state in which its operations or the nature of its business requires other than failures to so qualify which would not have a material adverse effect on the condition (financial or otherwise), business or properties of Owner and its subsidiaries considered as one enterprise;

            (ii) Owner is a Certificated Air Carrier, and its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code in effect in the State of Virginia) is located at Arlington, Virginia;

            (iii) the execution and delivery by Owner of Owner Documents, the Pass Through Trust Agreements and each other Operative Document to which Owner is a party, and the performance of the obligations of Owner under Owner Documents, the Pass Through Trust Agreements and each other Operative Document to which Owner is a party, have been duly authorized by all necessary corporate action on the part of Owner, do not require any stockholder approval, or approval or consent of any trustee or holder of any material indebtedness or material obligations of Owner, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation or order binding on Owner or the certificate of incorporation or by-laws of Owner, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon the property of Owner under, any indenture, mortgage, contract or other agreement to which Owner is a party or by which it may be bound or affected which contravention, default or Lien, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business or properties of Owner and its subsidiaries considered as one enterprise;

            (iv) neither the execution and delivery by Owner of Owner Documents, the Pass Through Trust Agreements or any other Operative Document to which Owner is a party, nor the performance of the obligations of Owner under Owner Documents, the Pass Through Trust Agreements or the other Operative Documents to which Owner is a party, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, the Department of Transportation, the FAA, or any other Federal, state or foreign governmental authority having jurisdiction over Owner, other than (A) the registration of the Pass Through Trust Certificates under the Securities Act of 1933, as amended, and under the securities laws of any state in which the Pass Through Trust Certificates may be offered for sale if the laws of such state require such action, (B) the qualification of the Pass Through Trust Agreements under the Trust Indenture Act of 1939, as amended, pursuant to an order of the Securities and Exchange Commission, (C) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Owner required to be obtained on or prior to the Delivery Date, which orders, permits, waivers, exemptions, authorizations and approvals have been, or on the Delivery Date will be, duly obtained and are, or on the Delivery Date will be, in full force and effect, (D) the registrations and filings referred to in Section 6(a)(vi), and (E) authorizations, consents, approvals, actions, notices and filings required to be obtained, taken, given or made either only after the date hereof or the failure of which to obtain, take, give or make would not be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business or properties of Owner and its subsidiaries considered as one enterprise;

            (v) this Agreement, each of the other Owner Documents and the Pass Through Trust Agreements to which Owner is a party constitute (or, in the case of documents to be executed on the Delivery Date, will constitute) the legal, valid and binding obligations of Owner enforceable against Owner in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors or lessors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

            (vi) (A) the filing for recording pursuant to the Transportation Code of the Indenture and the Indenture Supplement attached thereto and made a part thereof and (B) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security interests created by such documents under the Uniform Commercial Code of Virginia and such other states as may be specified in the opinion furnished pursuant to
      Section 4(a)(xi) hereof, no further filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction) or other action is necessary under the laws of the United States of America or any State thereof in order to perfect the security interest in favor of the Indenture Trustee in the Aircraft (with respect to such portion of the Aircraft as is covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107);

            (vii) neither Owner nor any of its Affiliates has directly or indirectly offered the Pass Through Trust Certificates for sale to any Person other than in a manner permitted by the Securities Act of 1933, as amended, and by the rules and regulations thereunder;

            (viii) Owner is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

            (ix) no event has occurred and is continuing which constitutes a Default or an Event of Default;

            (x) no event has occurred and is continuing which constitutes an Event of Loss or would constitute an Event of Loss with the lapse of time;

            (xi) Owner is solvent and has no intention or belief that it is about to incur debts beyond its ability to pay as they mature;

            (xii) none of the proceeds from the issuance of the Equipment Notes will be used directly or indirectly by Owner to purchase or carry any "margin security" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System; and

            (xiii) except as may have been disclosed in Owner's reports filed with the Securities Exchange Commission, there are no pending or threatened actions or proceedings that individually or in the aggregate are expected to have a material adverse effect on the condition (financial or otherwise), business or properties of Owner and its subsidiaries considered as one enterprise.

            (b) General Indemnity. Owner hereby agrees to indemnify each Indemnitee against, and agrees to protect, save and keep harmless each of them from (whether or not the transactions contemplated herein or in any of the other Operative Documents are consummated), any and all expenses imposed on, incurred by or asserted against any Indemnitee, in any way relating to, based on or arising out of (A) the execution, delivery and performance of the Operative Documents or the Pass Through Documents and the transactions contemplated thereby; (B) the manufacture, purchase, acceptance or rejection of the Airframe or any Engine or Parts; (C) the Aircraft (or any portion thereof) or any engine installed on the Airframe or any airframe on which an Engine is installed whether or not arising out of the manufacture, purchase, registration, reregistration, financing, refinancing, ownership, delivery, nondelivery, inspection, lease, sublease, possession, storage, use or non-use, operation, maintenance, overhaul, modification, alteration, condition, replacement, repair, substitution, sale, return or other disposition of the Aircraft including, without limitation, any violation of law relating to the Aircraft (including environmental laws), latent or other defects, whether or not discoverable, strict tort liability and any claim for patent, trademark or copyright infringement; or (D) the offer or sale of any interest in the Equipment Notes or the Pass Through Certificates (or other evidence of the debt relating to the Aircraft) on the Delivery Date or in connection with a refinancing in accordance with the terms hereof (including any violation of securities laws or ERISA); provided, that the foregoing indemnity shall not extend to an Indemnitee with respect to any Expense to the extent such Expense is attributable to one or more of the following: (1) any representation or warranty by such Indemnitee in the Operative Documents or the Pass Through Documents being incorrect, or (2) the failure by such Indemnitee to perform or observe any of its agreements, covenants or conditions in any of the Operative Documents or the Pass Through Documents, or (3) the willful misconduct or the gross negligence of such Indemnitee, or (4) (A) in the case of any Indemnitee, the offer, sale or other disposition (voluntary or involuntary) by such Indemnitee of all or any part of its interest in the Airframe or any Engine, (B) in the case of a Note Holder, the offer, sale or other disposition (voluntary or involuntary) by such Note Holder of all or any part of its interest in any Equipment Note or (C) in the case of any Indemnitee, the offer, sale or other disposition by such Indemnitee of all or any part of such Indemnitee's interest in the Operative Documents, or (5) any Tax, or (6) in the case of the Indenture Trustee in its individual and trust capacities, failure on the part of the Indenture Trustee to distribute in accordance with the Trust Indenture any amounts distributable by it thereunder, or (7) in the case of any Pass Through Trustee or the Subordination Agent, failure on the part of such Pass Through Trustee or the Subordination Agent to distribute in accordance with the Intercreditor Agreement and the Pass Through Trust Agreement amounts received and distributable thereunder, or
(8) the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Operative Documents which amendments, supplements, waivers or consents are not requested by Owner or are not occasioned by a specific requirement of the Operative Documents, or (9) any amount which any Indemnitee expressly agrees to pay under any Operative Document or any amount which is expressly stated to be an expense that is not reimbursable by Owner under the Operative Documents, or (10) any amount that is an ordinary and usual operating or overhead expense of any Indemnitee (it being understood out-of-pocket expenses payable to third parties do not constitute "ordinary and usual operating and overhead expenses"), or (11) any amounts attributable to any Lien which such Indemnitee is required to remove pursuant to the terms of the Operative Documents or the Pass Through Documents, or (12) any loss of tax benefits or increases in tax liability or (13) any amount that constitutes principal of, or interest or premium on the Equipment Notes.

            Owner's indemnity obligation to an Indemnitee under this
Section 6(b) shall equal the amount which, after taking into account any Tax imposed upon the receipt or accrual of the amounts payable under this
Section 6(b) and any tax benefits realized by such Indemnitee as a result of the accrual or payment of such Expense shall equal the amount of the Expense indemnifiable under this Section 6(b).

            If any Indemnitee shall realize a tax savings by reason of any Tax paid or indemnified by Owner pursuant to this Section 6(b) (whether such tax savings shall be by means of a foreign tax credit, depreciation or cost recovery deduction or otherwise) and such savings is not otherwise taken into account in computing such payment or indemnity such Indemnitee shall pay to Owner an amount equal to the lesser of (i) the amount of such tax savings, plus any additional tax savings recognized as the result of any payment made pursuant to this sentence, when, as if, and to the extent, realized or (ii) the amount of all payments pursuant to this Section 6(b) by Owner to such Indemnitee (less any payments previously made by such Indemnitee to Owner pursuant to this Section 6(b)) (and the excess, if any, of the amount described in clause (i) over the amount described in clause
(ii) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Owner to make payments to such Indemnitee pursuant to this Section 6(b)).

            If a claim is made against an Indemnitee involving one or more expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to Owner; provided that the failure to give such notice shall not affect the obligations of Owner hereunder except to the extent Owner is prejudiced by such failure or Owner's indemnification obligations are increased as a result of such failure. Owner shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, (A) in any judicial or administrative proceeding that involves solely a claim for one or more expenses, to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more expenses and other claims related or unrelated to the transactions contemplated by the Operative Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its best efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at Owner's sole expense, to participate therein. Notwithstanding any of the foregoing to the contrary, Owner shall not be entitled to assume responsibility for and control of, or participate in or be consulted with respect to any such judicial or administrative proceedings if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, the Aircraft, the Trust Indenture Estate or any part thereof unless in such an event Owner shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk. The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Owner pursuant to the preceding provisions.

            The Indemnitee shall supply Owner with such information reasonably requested by Owner as is necessary or advisable for Owner to control or participate in any proceeding to the extent permitted by this
Section 6(b). Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense without the prior written consent of Owner, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 6(b).

            Owner shall supply the Indemnitee with such information reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this
Section 6(b).

            Upon payment of any Expense pursuant to this Section 6(b), Owner, without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto. The Indemnitee agrees to give such further assurances or agreements and to cooperate with Owner to permit Owner to pursue such claims, if any, to the extent reasonably requested by Owner.

            If an Indemnitee is reimbursed, in whole or in part, with respect to any Expense paid by Owner hereunder, it will promptly pay the amount refunded, including interest received thereto (but not an amount in excess of the amount Owner or any of its insurers has paid in respect of such Expense pursuant to this Section 6(b)) over to Owner.

            To the extent permitted by applicable law, interest at the Base Rate plus one percent (1.0%) shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 6 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

            Any amount which is payable to Owner by any Person pursuant to this Section 6 (b) shall not be paid to Owner if an Event of Default has occurred and is continuing or if any payment is due and owing by Owner to such Person under any Operative Document. Any such amount shall be held by such Person (Owner hereby granting a security interest in such amount to such Person) and shall be applied against Owner's obligations hereunder to such Person as and when due (and, to the extent that Owner has no obligations hereunder to such Person, such amount shall be paid to Owner).

            (d) Special Indemnity. If a Class C Special Indemnity Event shall be continuing at any time, then on the final maturity date of the Equipment Notes, Owner shall pay to the Pass Through Trustee on behalf of the US Airways Pass Through Trust 1998-C the amount which has accrued during the period in which the Equipment Notes were outstanding in accordance with the following sentence and which remains unpaid on such final maturity date (such amount, the "Class C Special Indemnity Payment"). The Class C Special Indemnity Payment shall accrue at a daily rate equal to the Multiplier, in effect from time to time during the period in which the Equipment Notes were outstanding, multiplied by the aggregate principal amount of the Series C Equipment Notes outstanding on such date divided by
360. The Pass Through Trustee agrees that it will accept and receive the Class C Special Indemnity Payment on behalf of the US Airways Pass Through Trust 1998-C and that it will distribute the Class C Special Indemnity Payment in accordance with the Trust Agreement for the US Airways Pass Through Trust 1998-C.

      SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

            (a) Securities Act. Each Loan Participant represents and warrants that neither it nor anyone acting in its behalf has offered any Equipment Notes for sale to, or solicited any offer to buy any Equipment Note from, any person or entity other than in a manner in compliance with, and which does not require registration under, the Securities Act of 1933, as amended, or the rules and regulations thereunder.

            (b) Reregistration. The Indenture Trustee and each Loan Participant agree that, at any time after the Depreciation Period, so long as no Event of Default shall have occurred and be continuing, Owner may elect to effect a change in registration of the Aircraft, at Owner's cost and expense, so long as the country of registry of the Aircraft is a country listed on Exhibit A. Upon the request of the Lessee, Exhibit A shall be amended from time to time to include any other country which the Indenture Trustee have determined, acting reasonably, would provide substantially equivalent protection for the rights of lenders in similar transactions as provided under the laws of the United States of America and the states thereof. In order for Owner to effect a change in the country of registry of the Aircraft, Owner shall deliver to the Indenture Trustee the following:

      (I) an Officer's Certificate to the effect that (A) the insurance or self-insurance required by Section 7.04 shall be in full force and effect at the time of such change in registration after giving effect to such change in registration, (B) all indemnities in favor of the Indenture Trustee under any Operative Document afford each such party substantially the same protection as provided prior to such change of registry,
            (C) the Lien of the Trust Indenture in favor of the Indenture Trustee will continue as a first priority lien following such change of registry, (D) such change will not result in the imposition of, or increase in the amount of, any Tax for which Owner is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify, the Certificate Holders or the Indenture Trustee, pursuant to this Agreement, and (E) that the new country of registry imposes aircraft maintenance standards not materially different from those of any Permitted Foreign Air Authority; and

      (II) a favorable opinion (subject to customary exceptions) of counsel (reasonably acceptable to the Indenture Trustee) addressed to the Indenture Trustee, from counsel of recognized reputation qualified in the laws of the relevant jurisdiction to the effect that: (A) it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Indenture Trustee (or any Affiliate thereof) for the Indenture Trustee to register or qualify to do business in such jurisdiction; (B) there is no tort liability of Owner of an aircraft not in possession thereof under the laws of such jurisdiction (it being agreed that, in the event such latter opinion cannot be given in a form satisfactory to the Indenture Trustee, such opinion shall be waived if insurance reasonably satisfactory to the Indenture Trustee is provided to cover such risk); (C) unless Owner shall have agreed to provide insurance covering the risk of requisition of use of such Aircraft by the government of such jurisdiction so long as such Aircraft is registered under the laws of such jurisdiction, the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of such Aircraft in the event of the requisition by such government of such use; and (D) after giving effect to such change in registration, the Lien of the Trust Indenture on Owner's right, title and interest in and to the Aircraft shall continue as a valid and duly perfected first priority security interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary, and (2) the Indenture Trustee shall have received a certificate from Owner that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Indenture Trustee on or prior to the effective date of such change in registration).

            Owner shall pay all reasonable costs, expenses, fees, recording and registration taxes, including the reasonable fees and expenses of counsel to the Indenture Trustee, and other charges in connection with any such change in registration.

            (c) Quiet Enjoyment. Each Loan Participant and each of the Indenture Trustee, the Subordination Agent and the Pass Through Trustee covenants and agrees that, so long as no Event of Default shall have occurred and be continuing and Owner has not been duly declared in default and, notwithstanding default by any Loan Participant, the Indenture Trustee, the Pass Through Trustee or the Subordination Agent, that such Person shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) interfere with Owner's continued possession, use and operation of, and quiet enjoyment of, the Aircraft.

            (d) Equipment Notes Acquired for Investment. Each Loan Participant represents and warrants that the Equipment Note to be issued to it pursuant to the Indenture is being acquired by it for investment and not with a view to resale or distribution (it being understood that such Loan Participant may pledge or assign as security its interest in each Equipment
Note issued to it), except that the Loan Participants may sell, transfer or otherwise dispose of any Equipment Note or any portion thereof, or grant participations therein, in a manner which in itself does not require registration under the Securities Act.

            (e) Owner Merger Covenant. Owner will not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

            (i) the corporation formed by such consolidation or into which Owner is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Owner as an entirety shall be (i) organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, (ii) a "citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15), as amended, and (iii) a Certificated Air Carrier, if and so long as such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code with respect to the Lien of the Indenture;

            (ii) the corporation formed by such consolidation or into which Owner is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Owner as an entirety shall execute and deliver to Indenture Trustee an agreement in form and substance reasonably satisfactory to the Indenture Trustee a duly authorized, valid, binding and enforceable agreement containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of the Operative Documents to which Owner is a party to be performed or observed by Owner;

            (iii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

            (iv) Owner shall have delivered to the Indenture Trustee a certificate signed by the President, any Executive Vice President, any Senior Vice President or any Vice President and by the Secretary or an Assistant Secretary of Owner, and an opinion of counsel (which may be Owner's General Counsel, Deputy General Counsel, Assistant General Counsel or Associate General Counsel) reasonably satisfactory to the Indenture Trustee, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this Section 7(e) and that all conditions precedent herein provided for relating to such transaction have been complied with.

            Upon any such consolidation or merger or any such conveyance, transfer or lease of substantially all of the assets of Owner as an entirety in accordance with this Section 7(e), the successor corporation or Person formed by such consolidation or into which Owner is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Owner under this Agreement with the same effect as if such successor corporation or Person had been named as Owner herein. No such conveyance, transfer or lease of substantially all of the assets of Owner as an entirety shall have the effect of releasing Owner or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 7(v) from its liability in respect of any Operative Document to which it is a party.

            (f) Representations, Warranties and Covenants of the Indenture Trustee. State Street Bank and Trust Company represents, warrants (as of the Delivery Date) and covenants, in its individual capacity, to Owner, the Pass Through Trustee and the Subordination Agent, as follows:

            (i) the Indenture Trustee is a Massachusetts trust company duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, is a Citizen of the United States (without making use of any voting trust, voting powers agreement or similar arrangement), will notify promptly all parties to this Agreement if in its reasonable opinion its status as a Citizen of the United States (without making use of any voting trust, voting powers agreement or similar arrangement) is likely to change and will resign as Indenture Trustee as provided in Section 9.02 of the Trust Indenture promptly after it obtains actual knowledge that it has ceased to be such a Citizen of the United States (without making use of a voting trust, voting powers agreement or similar arrangement), and has the full corporate power, authority and legal right under the laws of the Commonwealth of Massachusetts and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of this Agreement, the Indenture and each other Operative Document to which it is a party and to carry out its obligations under this Agreement, the Indenture, each other Operative Document to which it is a party and to authenticate the Equipment Notes;

            (ii) the execution and delivery by the Indenture Trustee of the Indenture Trustee Documents and the authentication of the Equipment Notes and the performance by the Indenture Trustee of its obligations under the Indenture Trustee Documents have been duly authorized by the Indenture Trustee and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

            (iii) this Agreement and each of the other Indenture Trustee Documents constitute the legal, valid and binding obligations of the Indenture Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

            (iv) there are no pending or, to its knowledge, threatened actions or proceedings against the Indenture Trustee, either in its individual capacity or as Indenture Trustee, before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of the Indenture Trustee, in its individual capacity or as Indenture Trustee as the case may be, to perform its obligations under the Operative Documents to which it is a party; and

            (v) there are no Indenture Trustee Liens on the Aircraft.

            (g) Confidentiality of Purchase Agreement. The Indenture Trustee agrees for the benefit of the Seller, the Manufacturer and Owner that it will not disclose or suffer to be disclosed the terms of the Purchase Agreement to any third party except (A) as may be required by any applicable statute, court or administrative order or decree or governmental ruling or regulation or to any regulatory authorities having official jurisdiction over them, (B) in connection with the financing of the Aircraft and the other transactions contemplated by the Operative Documents (including any transfer of Equipment Notes (including by way of participation or assignment of an interest, provided such participant or assignee agrees to hold such terms confidential to the same extent as herein provided) and any exercise of remedies under the Indenture), (C) with the prior written consent of the Manufacturer, the Seller and Owner or
(D) to the Indenture Trustee's counsel or special counsel, independent insurance brokers or other agents who agree to hold such information confidential.

            (h) Loan Participant Liens. Each Loan Participant covenants and agrees that it shall not cause or permit to exist a Loan Participant Lien attributable to it with respect to the Aircraft. Each Loan Participant agrees that it will promptly, at its own expense, take such other action as may be necessary duly to discharge such Loan Participant Lien attributable to it. Each Loan Participant agrees to make restitution to Owner for any actual diminution of the assets of Owner resulting from such Loan Participant Lien attributable to it.

            (i) Indenture Trustee Liens. State Street Bank and Trust Company, in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Indenture Trustee's Liens with respect to the Indenture Estate. State Street Bank and Trust Company, in its individual capacity, agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Indenture Trustee's Liens. State Street Bank and Trust Company, in its individual capacity, agrees to make restitution to Owner for any actual diminution of the assets of the Indenture Estate resulting from such Indenture Trustee's Liens.

            (j) Further Assurances. Owner, at its expense, will take, or cause to be taken, such action with respect to the recording, filing, re-recording and refiling of the Indenture, the Indenture Supplement and any financing statements or other instruments as are necessary to maintain, so long as the Indenture is in effect, the perfection of the security interests created by the Indenture or will furnish to the Indenture Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable them to take such action. Owner will notify the Indenture Trustee of any change in the location of its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed under the Operative Documents.

            (k) Transfer of Equipment Notes. Each Loan Participant hereby represents, warrants and agrees that it shall not transfer any interest in any Equipment Note unless and until the transferee agrees in writing (copies of which shall be provided by the Indenture Trustee to Owner) to make the representations contemplated to be made by a Loan Participant in this Agreement and to be bound by the terms of this Agreement and the Indenture.

            (l) Representations and Warranties of Pass Through Trustee. The Pass Through Trustee represents and warrants to Owner, the Indenture Trustee and the Subordination Agent, in its capacity as such and in its individual capacity, as follows:

            (i) the Pass Through Trustee is a state chartered trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has the full corporate power, authority and legal right under the laws of the Commonwealth of Massachusetts and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of the Pass Through Trust Agreements, the Intercreditor Agreement and this Agreement and to perform its obligations under the Pass Through Trust Agreements, the Intercreditor Agreement and this Agreement;

            (ii) this Agreement, each of the Pass Through Trust Agreements and the Intercreditor Agreement have been duly authorized, executed and delivered by the Pass Through Trustee; this Agreement, each of the Pass Through Trust Agreements and the Intercreditor Agreement constitute the legal, valid and binding obligations of the Pass Through Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

            (iii) none of the execution, delivery and performance by the Pass Through Trustee of any of the Pass Through Trust Agreements, the Intercreditor Agreement or this Agreement, the purchase by the Pass Through Trustee of the Equipment Notes pursuant to this Agreement, or the issuance of the Certificates pursuant to the Pass Through Trust Agreements, contravenes any law, rule or regulation of the Commonwealth of Massachusetts or any United States governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Pass Through Trustee and does not contravene or result in any breach of, or constitute a default under, the Pass Through Trustee's articles of association or by-laws or any agreement or instrument to which the Pass Through Trustee is a party or by which it or any of its properties may be bound;

            (iv) neither the execution and delivery by the Pass Through Trustee of any of the Pass Through Trust Agreements, the Intercreditor Agreement or this Agreement, nor the consummation by the Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Massachusetts governmental authority or agency or any Federal governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers;

            (v) there are no Taxes payable by the Pass Through Trustee imposed by the Commonwealth of Massachusetts or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Pass Through Trustee of this Agreement, any of the Pass Through Trust Agreements or the Intercreditor Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and there are no Taxes payable by the Pass Through Trustee imposed by the Commonwealth of Massachusetts or any political subdivision thereof in connection with the acquisition, possession or ownership by the Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and, assuming that the trusts created by the Pass Through Trust Agreements will not be taxable as corporations, but rather, each will be characterized either as a grantor trust under subpart E, Part I, of Subchapter J of the Code or as a partnership, such trusts will not be subject to any Taxes imposed by the Commonwealth of Massachusetts or any political subdivision thereof;

            (vi) there are no pending or threatened actions or proceedings against the Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Pass Through Trustee to perform its obligations under this Agreement, the Intercreditor Agreement or any Pass Through Trust Agreement;

            (vii) except for the issue and sale of the Pass Through Trust Certificates contemplated hereby, the Pass Through Trustee has not directly or indirectly offered any Equipment Note for sale to any Person or solicited any offer to acquire any Equipment Notes from any Person, nor has the Pass Through Trustee authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any Person, or to solicit any offer to acquire any Equipment Note from any Person; and the Pass Through Trustee is not in default under any Pass Through Trust Agreement; and

            (viii) the Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with Owner.

            (m) Representations and Warranties of Subordination Agent. The Subordination Agent represents and warrants to Owner, the Indenture Trustee and the Pass Through Trustee, in its capacity as such and in its individual capacity, as follows:

            (i) the Subordination Agent is a state chartered trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has the full corporate power, authority and legal right under the laws of the Commonwealth of Massachusetts and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, the Liquidity Facilities and the Intercreditor Agreement and to perform its obligations under this Agreement, the Liquidity Facilities and the Intercreditor Agreement;

            (ii) this Agreement, each of the Liquidity Facilities and the Intercreditor Agreement have been duly authorized, executed and delivered by the Subordination Agent; this Agreement, each of the Liquidity Facilities and the Intercreditor Agreement constitute the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

            (iii) none of the execution, delivery and performance by the Subordination Agent of each of the Liquidity Facilities, the Intercreditor Agreement or this Agreement contravenes any law, rule or regulation of the Commonwealth of Massachusetts or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene or result in any breach of, or constitute a default under, the Subordination Agent's articles of association or by-laws or any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

            (iv) neither the execution and delivery by the Subordination Agent of any of the Liquidity Facilities, the Intercreditor Agreement or this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Massachusetts governmental authority or agency or any Federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

            (v) there are no Taxes payable by the Subordination Agent imposed by the Commonwealth of Massachusetts or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement, any of the Liquidity Facilities or the Intercreditor Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the Commonwealth of Massachusetts or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities);

            (vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement, the Intercreditor Agreement or any Liquidity Facility;

            (vii) the Subordination Agent has not directly or indirectly offered any Equipment Note for sale to any Person or solicited any offer to acquire any Equipment Notes from any Person, nor has the Subordination Agent authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any Person, or to solicit any offer to acquire any Equipment Note from any Person; and the Subordination Agent is not in default under any Liquidity Facility; and

            (viii) the Subordination Agent is not directly or indirectly controlling, controlled by or under common control with Owner.

      SECTION 8. RELIANCE OF LIQUIDITY PROVIDER. Each of the parties hereto agrees and acknowledges that the Liquidity Provider shall be a third party beneficiary of each of the representations, warranties and covenants made herein by such party, and that the Liquidity Provider may rely on such representations and warranties to the same extent as if such representations and warranties were made to the Liquidity Provider directly. Owner agrees and acknowledges that the Liquidity Provider shall be a third party beneficiary of the indemnities contained in Section 6(b) hereof, and may rely on such indemnities to the same extent as if such indemnities were made to the Liquidity Provider directly.

      SECTION 9. OTHER DOCUMENTS. So long as the Lien of the Trust Indenture has not been terminated, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee hereby agree for the benefit of Owner that without Owner's consent, each such party will not amend any other provision of any Operative Document or Pass Through Document in a manner adversely affecting Owner. Each of the Indenture Trustee, the Subordination Agent and the Pass Through Trustee agree to promptly furnish to Owner copies of any supplement, amendment, waiver or modification of any of the Operative Documents or Pass Through Documents to which Owner is not a party. Each Loan Participant agrees that it will not take any action in respect of the Indenture Estate except through the Indenture Trustee pursuant to the Indenture or as otherwise permitted by the Indenture.

      SECTION 10. CERTAIN COVENANTS OF OWNER. Owner covenants and agrees with each of the Loan Participants and the Indenture Trustee, as follows:

            (a) Further Assurances. Owner will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Indenture Trustee shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by Owner will not expand any obligations or limit any rights of Owner in respect of the transactions contemplated by any Operative Documents.

            (b) Filings. Owner, at its expense, will cause the Indenture, all supplements and amendments to the Indenture and this Agreement to be promptly filed and recorded, or filed for recording, to the extent permitted under the Transportation Code, or required unde any other applicable law. Upon the execution and delivery of the Indenture, the Indenture and the Indenture Supplement shall be filed for recording with the Federal Aviation Administration.

      SECTION 11.       [RESERVED.]

      SECTION 12.       NOTICES; CONSENT TO JURISDICTION.

            (a) Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered to the recipient thereof in accordance with the provisions of this Section 12(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 12(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) as follows: (A) if to Owner, the Pass Through Trustee, the Subordination Agent or the Indenture Trustee to the respective addresses set forth below the signatures of such parties at the foot of this Agreement, or (B) if to any subsequent Note Holder, addressed to such Note Holder at its address set forth in the Equipment Note register maintained pursuant to Section 2.07 of the Indenture.

            (b) Consent to Jurisdiction. Each of the parties hereto (A) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any other Operative Document, the subject matter of any thereof or any of the transactions contemplated hereby or thereby brought by any party or parties thereto, or their successors or assigns, and (B) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or any other Operative Document or the subject matter of any thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts; provided, however that the foregoing shall not apply to the right any party may have to seek removal of such suit, action or proceeding to federal court or to seek consolidation of any separate actions, suits or proceedings brought by one or more of the other parties in the same or different jurisdictions. The agreement set forth in this Section 12(b) is given solely for the benefit of the parties hereto and shall not inure to the benefit of any other Person.

      SECTION 13.       [RESERVED.]

      SECTION 14.       MISCELLANEOUS.

            (a) Survival. The representations, warranties, indemnities and agreements of Owner, the Indenture Trustee, the Subordination Agent, and the Pass Through Trustee provided for in this Agreement or any other Operative Document, and Owner's, the Indenture Trustee's, the Subordination Agent's and the Pass Through Trustee's obligations under any and all thereof, shall survive the making available of the respective Commitments by the Pass Through Trustee, the transfer of any interest by any Loan Participant in any Equipment Note or the Trust Indenture Estate and the expiration or other termination of this Agreement or any other Operative Document.

            (b) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            (c) Amendments and Waivers. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Indenture Trustee.

            (d) Successors and Assigns. The terms of this Agreement shall be binding upon, and inure to the benefit of, Owner and, subject to the terms of this Agreement, its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, each Note Holder and its successors and registered assigns and the Indenture Trustee and its successors as Indenture Trustee under the Trust Indenture. The terms of this Agreement shall inure to the benefit of the Liquidity Provider, its successors and permitted assigns.

            (e) Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.



            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                           US AIRWAYS, INC.,
                           Owner


                           By:________________________________
                           Name:
                           Title:
                           Address:  2345 Crystal Drive
                                     Arlington, Virginia 22227


                           STATE STREET BANK AND
                           TRUST COMPANY,
                           not in its individual capacity
                           except as otherwise provided herein,
                           but solely as Indenture Trustee


                           By:_________________________________
                           Name:
                           Title:
                           Address:  Two International Place, 4th Floor
                                     Boston, Massachusetts 02110


                           STATE STREET BANK AND TRUST COMPANY,
                           not in its individual capacity, except
                           as otherwise provided herein, but solely as Pass Through Trustee


                           By:_________________________________
                           Name:
                           Title:
                           Address:  Two International Place, 4th Floor
                                     Boston, Massachusetts 02110


                           STATE STREET BANK AND
                           TRUST COMPANY, not in its
                           individual capacity, except as otherwise provided herein, but solely as Subordination Agent


                           By:__________________________________
                           Name:
                           Title:
                           Address:  Two International Place, 4th Floor
                                     Boston, Massachusetts 02110



                                 SCHEDULE I


                            NAMES AND ADDRESSES


Owner:                      US Airways, Inc.

                            U.S. MAIL

                            2345 Crystal Drive
                            Arlington, Virginia 22227


                            OVERNIGHT COURIER

                            ____________________________
                            ____________________________
                            Attn:
                            Telecopy No.: (___) ___-____

                            WIRE TRANSFER
                            ____________________________
                            ABA No._________________
                            Acct. No._________________

Indenture Trustee,          State Street Bank and Trust Company
Subordination Agent
and Pass Through            U.S. MAIL
Trustee:
                            Two International Place, 4th Floor
                            Boston, Massachusetts 02110
                            Attn:    Corporate Trust Department
                                     Ruth A. Smith
                            Telecopy No.: (617) 664-5371


                            OVERNIGHT COURIER

                            ____________________________
                            ____________________________
                            Attn:
                            Telecopy No.: (___) ___-____

                            WIRE TRANSFER
                            State Street Bank and Trust Company
                            ABA No. 011-00-0028
                            for credit to State Street Bank and Trust
                            Company
                            Acct. No. 9903-990-1
                            Attn:        Corporate Trust Department
                            Reference:   U.S. Airways, Inc. 1998-1 EETC/
                                         N7__UW


                            U.S. MAIL

                            Two International Place, 4th Floor
                            Boston, Massachusetts 02110
                            Attn:         Corporate Trust Department
                                          Ruth A. Smith
                            Telecopy No.: (617) 664-5371


                            OVERNIGHT COURIER
                            ____________________________
                            ____________________________
                            Attn:_________________________
                            Telecopy No.:     (___) ___ - ____
Subordination Agent
and Pass Through
Trustees:



                                SCHEDULE II

                                COMMITMENTS


     PERCENTAGE OF
      PURCHASERS               INTEREST RATE
     LESSOR'S COST             AND MATURITY                     PURCHASE PRICE
     -------------             -------------                    --------------

   US Airways, Inc.
  Pass Through Trust:

        1998-1A            _____% Series A Secured                $__________
       _______%            Certificates due -----, ----

        1998-1B            _____% Series B Secured                $__________
       _______%            Certificates due  -----, ----

        1998-1C            _____% Series C Secured                $__________
        ______%            Certificates due -----, ----




                                SCHEDULE III

                       PASS THROUGH TRUST AGREEMENTS

      Pass Through Trust Agreement, dated as of December 4, 1998, between US Airways, Inc. and State Street Bank and Trust Company, as supplemented by Trust Supplement No. 1998-1A, dated as of December 14, 1998, as supplemented by Trust Supplement No. 1998-1B, dated as of December 14, 1998, and as supplemented by Trust Supplement No. 1998-1C, dated as of December 14, 1998.



                                 EXHIBIT A
                         TO PARTICIPATION AGREEMENT

                                  (N7__UW)

                  SCHEDULE OF COUNTRIES FOR REREGISTRATION


                  Australia               Malta
                  Austria                 Mexico
                  Bahamas                 Netherlands
                  Belgium                 New Zealand
                  Bermuda                 Norway
                  Brazil                  People's Republic of China
                  Canada                  Philippines
                  Denmark                 Portugal
                  Finland                 Republic of China (Taiwan)*
                  France                  Singapore
                  Germany                 South Korea
                  Grenada                 Spain
                  Greece                  Sweden
                  Iceland                 Switzerland
                  India                   Thailand
                  Ireland                 Tobago
                  Italy                   Trinidad
                  Jamaica                 Turkey
                  Japan                   United Kingdom
                  Luxembourg              Venezuela
                  Malaysia

             *So long as on the date of registration such country and the United States have diplomatic relations at least as good as those in effect on the Delivery Date.


















                                              Owned Aircraft Form Definitions
                                              N7__UW


                                                                    ANNEX A


                                DEFINITIONS
                                  (N7__UW)

           The following terms shall have the following meanings for all purposes of the Operative Documents referred to below, unless otherwise defined in an Operative Document or the context thereof shall otherwise require and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Annex A and the provisions of the main body of any Operative Document, the provisions of the main body of such Operative Document shall control the construction of such Operative Document.

           Except as otherwise provided herein, all references to any agreement defined in this Annex A shall be deemed to include such agreement as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms and, where applicable, the terms of the other Operative Documents. All references to statutes, rules and regulations shall be deemed to include all amendments, replacements and successors thereto unless otherwise specified herein.

           "Acceptable Alternate Engine" means (i) a CFM International Model 56-5 (or improved type) engine having not less than 1,500 cycles left before such engine's next scheduled maintenance overhaul or (ii) an engine of the same or another manufacturer suitable for use on the Airframe and having a value and utility equal to or greater than a CFM Model 56-5 type engine, assuming such engine is in the condition required by the Lease.

           "Actual Knowledge" means actual knowledge of a Responsible Officer in the Corporate Trust Office of the Indenture Trustee.

           "Additional Insured" means the Indenture Trustee, the Pass Through Trustee, the Liquidity Provider, Owner in its capacity as lessor under any Lease, and each of their respective Affiliates, successors and permitted assigns, and the respective directors, officers, employees and agents of the foregoing.

           "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

           "AIFS" means Airbus Industrie Financial Services, a corporation formed under the laws of Ireland.

           "Aircraft" means the Airframe to be subject to the Lien of the Indenture (or any airframe from time to time substituted for such Airframe pursuant to Section 5.06 of the Indenture) together with the two Engines initially subject to the Lien of the Indenture (or any engine substituted for either of such Engines pursuant to the terms of the Indenture), in each case as specified in the applicable Indenture Supplement, whether or not any of such initial or substituted Engines may from time to time be installed on such initial or substituted Airframe or may be installed on any other airframe or on any other aircraft.

           "Airframe" means: (i) the Airbus aircraft (except Engines or engines from time to time installed thereon) specified in the initial Indenture Supplement, and any aircraft (except Engines or engines from time to time installed thereon) which may from time to time be substituted for such aircraft (except Engines or engines from time to time installed thereon) pursuant to Section 5.06 of the Indenture; and (ii) any and all Parts so long as the same shall be incorporated or installed in or attached to such aircraft (except Engines or engines from time to time installed thereon); provided, however, that at such time as an aircraft (except Engines or engines from time to time installed thereon) shall be deemed part of the property subject to the Lien of the Indenture in substitution for the Airframe pursuant to the applicable provisions of the Lease, the replaced Airframe shall cease to be an Airframe subject to the Lien of the Indenture; provided further that the Airframe shall not include Passenger Convenience Equipment.

           "Amortization Amount" means, with respect to any Principal Amount Repayment Date, the amount set forth opposite such Date as the Principal Amount to be repaid on the Amortization Schedule.

           "Amortization Schedule" means the amortization schedule for the Equipment Notes delivered pursuant to Section 2.02 of the Indenture.

           "Applicable Rate" means as of any date the weighted average of the interest rates borne by the Equipment Notes then outstanding and, if no Equipment Notes shall be outstanding, the Base Rate.

           "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

           "Base Rate" means the rate of interest announced publicly by Chase Manhattan, N.A. in New York, New York from time to time as its base rate.

           "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of New York, New York, Boston, Massachusetts or Pittsburgh,
 Pennsylvania.

           "Cash Equivalents" means (i) direct obligations of the United States of America and agencies guaranteed by the United States government having a final maturity of ninety (90) days or less from date of purchase thereof; (ii) certificates of deposit issued by, bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings as of its last report of condition of at least $500,000,000 and having a rating of Aa or better by Moody's Investors Service, Inc. ("Moody's") or AA or better by Standard & Poor's Corporation ("S&P") and having a final maturity of ninety (90) days or less from date of purchase thereof; and (iii) commercial paper of any holding company of a bank, trust company or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the laws of the United States of America or any state thereof having a rating assigned to such commercial paper of A1 by S&P or P1 by Moody's and having a final maturity of ninety (90) days or less from the date of purchase thereof; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank's capital and surplus.

           "Certificated Air Carrier" means a Citizen of the United States holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

           "Citizen of the United States" has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States of America enacted in substitution or replacement therefor.

           "Civil Reserve Air Fleet Program" means the Civil Reserve Air Fleet Program currently administered by the United States Air Force Air Mobility Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

           "Class A Liquidity Provider" means ABN AMRO Bank, N.V., a bank organized under the laws of the Netherlands acting through its Chicago branch, or any successor thereto.

           "Class B Liquidity Provider" means ABN AMRO Bank, N.V., a bank organized under the laws of the Netherlands acting through its Chicago branch, or any successor thereto.

           "Class C Liquidity Provider" means ABN AMRO Bank, N.V., a bank organized under the laws of the Netherlands acting through its Chicago branch, or any successor thereto.

           "Class C Purchase Agreement" means that certain Purchase Agreement, dated as of December 14, 1998, by and between Owner and AIFS.

           "Class C Special Indemnity Event" means the existence of any condition or event which, pursuant to Section 3 of the Registration Agreement, requires US Airways, Inc. to pay liquidated damages to the US Airways Pass Through Trust 1998-C in accordance with such Section 3, subject to the last sentence of the first paragraph of Section 3 of the Registration Agreement.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Commitment" means the commitment pursuant to the Participation Agreement of a Pass Through Trustee to finance Owner's Cost for the Aircraft.

           "Consent and Agreement" means the Consent and Agreement (N7__UW), dated as of the date of the Participation Agreement, executed by the Seller, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

           "Continuous Stay Period" has the meaning specified for such term in Section 4.04(a) of the Indenture.

           "Corporate Trust Office" means the principal office of the Indenture Trustee located at Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to Owner, the Loan Participants and each Note Holder.

           "Debt" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction, or other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments or for the deferred purchase price of property, goods or services.

           "Debt Rate" means, with respect to any Series, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule I to the Indenture.

           "Default" means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

           "Delivery Date" means the date of the initial Indenture Supplement for the Aircraft.

           "Delivery Notice" means the notice of delivery delivered pursuant to Section 2(c) of the Participation Agreement.

           "Depositaries" means collectively, Credit Suisse First Boston, New York Branch and Citibank, N.A.

           "Designated Interest Rate" has the meaning specified for such term in Section 2.02 of the Indenture.

           "Dollars" and "$" mean the lawful currency of the United States of America.

           "Enforcement Date" has the meaning specified for such term in
 Section 4.03 of the Indenture.

           "Engine" means (i) each of the two CFM International 56-5 type engines listed by manufacturer's serial number in the initial Indenture Supplement, whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or on any other aircraft; and
 (ii) any Acceptable Alternate Engine that may from time to time be substituted, pursuant to the terms of the Indenture, for either of such two engines, together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed there from; provided, however, that at such time as an engine shall be deemed part of the property leased under the Indenture in substitution for an Engine pursuant to the applicable provisions of the Indenture, the replaced Engine shall cease to be an Engine under the Indenture. The term "Engines" means, as of any date of determination, all Engines then subject to the Lien of the Indenture.

           "Equipment Note Holder" has the meaning specified for such term in Section 2.07 of the Indenture.

           "Equipment Notes" means and include any Equipment Notes issued under the Indenture, and issued in exchange therefor or replacement thereof.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

           "Event of Default" has the meaning specified for such term  in
 Section 4.02 of the Indenture.

           "Event of Loss" means, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Owner (or any Lessee) for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property for a period in excess of one hundred eighty
 (180) days or, if earlier, the expiration of the Term; (iv) the requisition for use of such property by any governmental authority (other than a requisition for use by the United States Government or any government of registry of the Aircraft or any agency or instrumentality thereof) that shall have resulted in the loss of possession of such property by Owner (or any Lessee) for a period in excess of one hundred eighty (180) consecutive days or, if earlier, the expiration of the Term; (v) the requisition for use by the United States Government or any government of registry of the Aircraft or any instrumentality or agency thereof, which shall have occurred during the Basic Term (or any Renewal Term) and shall have continued for a period of thirty (30) days beyond the Term; (vi) condemnation, confiscation, requisition or taking of title of the Aircraft or the Airframe for more than thirty (30) days, or if earlier, the expiration of the Term; (vii) as a result of any law, rule, regulation, order or other action by the Federal Aviation Administration or other governmental body of the government of registry of the Aircraft having jurisdiction, the use of such property in the normal course of the business of air transportation shall have been prohibited for a period of one hundred eighty (180) consecutive days, unless Owner (or Lessee) shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Owner (or such Lessee), but in any event an "Event of Loss" shall occur if such "grounding" extends for a period of more than three hundred sixty (360) days (or, if earlier, the expiration of the Term); provided that no Event of Loss shall be deemed to occur if such "grounding" is applicable to Owner's entire fleet of A319 aircraft and Owner, prior to the expiration of one year from the prohibition of such use, shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, on a non-discriminatory basis, all steps which are necessary or desirable to permit the normal use of the Aircraft by Owner (or such Lessee), but in any event an "Event of Loss" shall be deemed to have occurred if such use shall have been prohibited for a period of two consecutive years or such use shall be prohibited at the expiration of the Term; and (viii) with respect to an Engine only, any divestiture of title to or interest in an Engine or any event with respect to an Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 7(b) of the Lease. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

           "Expenses" means all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals and reasonable costs of investigation).

           "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to their functions.

           "Federal Funds Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by State Street from three Federal funds brokers of recognized standing selected by it.

           "Foreign Air Carrier" means any air carrier which is not a U.S. Air Carrier and which performs, or contracts for the performance of, maintenance, preventative maintenance and inspections for the Aircraft, Airframe and/or any Engine or engine to standards which are approved by, or which are substantially equivalent to those required by, the Federal Aviation Administration or any Permitted Foreign Air Authority.

           "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.

           "Indemnitee" means (i) the Indenture Trustee, (ii) the Loan Participants and each other Note Holder, (iii) the Subordination Agent,
 (iv) the Liquidity Provider, (v) the Pass Through Trustees, (vi) each Affiliate of the Persons described in clauses (i) through (v), inclusive,
 (vii) the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (vi), inclusive, and
 (viii) the successors and permitted assigns of the Persons described in clauses (i) through (vii), inclusive.

           "Indemnity Agreements" means each of (i) that certain Indemnity Agreement, dated as of December 14, 1998, between Citibank, N.A. and Owner and (ii) that certain Indemnity Agreement, dated as of December 14, 1998, between Credit Suisse First Boston, New York Branch, and Owner.

           "Indenture" means that certain Indenture and Security Agreement (N7__UW), dated as of the date of the Participation Agreement, between Owner and the Indenture Trustee, as it may from time to time be supplemented or amended as therein provided, including supplementing by the Indenture Supplement pursuant to the Indenture.

           "Indenture Agreements" means the Participation Agreement, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement and any other contract, agreement or instrument from time to time assigned or pledged under the Indenture.

           "Indenture Estate" means all estate, right, title and interest of the Indenture Trustee in and to the properties referred to in the Granting Clause of the Indenture.

           "Indenture Excess Amount" has the meaning specified for such term in Section 2.03(b) of the Indenture.

           "Indenture Indemnitees" means (i) State Street and the Indenture Trustee, (ii) each separate or additional trustee appointed pursuant to the Indenture, (iii) the Subordination Agent, (iv) the Liquidity Provider, (v) each Pass Through Trustee, and (vi) each of the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (v), inclusive.

           "Indenture Supplement" means a supplement to the Indenture, substantially in the form of Exhibit A to the Indenture, which shall particularly describe the Aircraft, and any Replacement Airframe and Replacement Engine included in the property subject to the Lien of the Indenture.

           "Indenture Trustee" means State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity, but solely as Indenture Trustee, and any entity which may from time to time be acting as indenture trustee under the Indenture.

           "Indenture Trustee Documents" means the Participation Agreement and the Indenture and any other agreements between the Indenture Trustee and any other party to the Participation Agreement relating to the Transactions, delivered on the Delivery Date.

           "Indenture Trustee's Liens" means any Lien which arises as a result of (A) claims against the Indenture Trustee not related to its interest in the Aircraft, (B) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (C) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 6 of the Participation Agreement pursuant to said Section 6, or (D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Indenture Estate or the Operative Documents other than a transfer of the Aircraft pursuant to Article IV or V of the Indenture.

           "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the date of the Indenture, among the Pass Through Trustees, the Liquidity Provider and the Subordination Agent.

           "Law" means (a) any constitution, treaty, statute, law, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

           "Lease" means any sublease permitted by the terms of Section 7(b)(x) of the Lease.

           "Lessee" means any Person for so long, but only so long, as such Person is in possession of the Airframe and/or any Engine pursuant to the terms of a Lease which is then in effect pursuant to Section 7.03(c) of the Indenture.

           "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease, sub-sublease or security interest.

           "Liquidity Facilities" means the three Revolving Credit Agreements between the Subordination Agent, as borrower, and the Liquidity Provider, and any replacement thereof, in each case as the same may be amended, modified or supplemented.

           "Liquidity Provider" means ABN AMRO Bank, N.V., a bank organized under the laws of the Netherlands acting through its Chicago branch, as Class A Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider under the Liquidity Facilities, or any successor thereto.

           "Loan Participant" means each Purchaser and its respective successors and registered assigns, including any Note Holder.

           "Loan Participant Liens" means any Lien which arises from acts or claims against any Loan Participant not related to the transactions contemplated by the Operative Documents.

           "Majority in Interest of Note Holders" as of a particular date of determination means the holders of more than a majority in aggregate unpaid Principal Amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner or any Affiliate thereof).

           "Make-Whole Amount" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Owner and reasonably acceptable to the Indenture Trustee) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Equipment Note plus accrued interest. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the time of determination, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. "Average Life Date" means, for each Equipment Note to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note.

           "Manufacturer" means Airbus Industrie G.I.E., a groupement d'interet economique established under Ordonnance No. 67-821 dated September 23, 1967 of the Republic of France, and its successors and assigns.

           "Manufacturer Documents" means the Purchase Agreement and the Consent and Agreement.

           "Mortgaged Property" has the meaning specified for such term in
 Section 3.03 of the Indenture.

           "Multiplier" means (i) on any date when no Class C Special Indemnity Event is continuing , 0.00, (ii) on each day during the first ninety (90)-day period immediately following the occurrence of a Class C Special Indemnity Event, 0.0025, and (iii) thereafter, on each day during each subsequent ninety (90)-day period for so long as such Class C Special Indemnity Event exists, the Multiplier in effect for the immediately preceding ninety (90)-day period plus 0.0025; provided, that (a) notwithstanding the foregoing, the maximum Multiplier shall be 0.01, and
 (b) the Multiplier shall reset after such Class C Special Indemnity Event has ceased or no longer exists and clause (i) shall apply again to any subsequent Class C Special Indemnity Event.

           "Net Interest and Related Charges" has the meaning specified for such term in Section 2.02 of the Indenture.

           "Note Holder" means any holder from time to time of one or more Equipment Notes.

           "Note Purchase Agreement" means the Note Purchase Agreement dated as of the Pass Through Trust Closing Date among Owner, the Pass Through Trustee for the Class A, Class B and Class C Pass Through Trusts, the Subordination Agent, First Security Bank, National Association, as Escrow Agent, and State Street Bank and Trust Company, as Paying Agent.

           "Obsolete Parts" has the meaning specified for such term in
 Section 7.03(c) of the Indenture.

           "Operative Documents" means, collectively, the Participation Agreement, the Indenture, the Indenture Supplement covering the Aircraft, the Equipment Notes, the Purchase Agreement (insofar as it relates to the Aircraft), the Purchase Agreement Assignment and the Consent and Agreement (each, an "Operative Document").

           "Operative Indentures" means each of the indentures under which notes have been issued and purchased by the Pass Through Trustees.

           "Owner" means US Airways, Inc., a Delaware corporation.

           "Participants" means the Loan Participants (each individually, a "Participant").

           "Participation Agreement" means that certain Participation
 Agreement (N7__UW), dated as of                           , 199   in, among
 the Subordination Agent, the Indenture Trustee, Owner and the Pass Through Trustee, as the same may from time to time be supplemented or further amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms thereof.

           "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by Owner from a third party and (c) cargo containers) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or so long such items remain subject to the Lien of the Indenture as after removal therefrom; provided that "Parts" shall not include Passenger Convenience Equipment.

           "Pass Through Certificates" means the pass through certificates to be issued by the Pass Through Trustee in connection with the Transactions.

           "Pass Through Documents" means the Participation Agreement, the Pass Through Trust Agreements and the Intercreditor Agreement.

           "Pass Through Indemnitees" means (i) the Subordination Agent, the Liquidity Provider and the Pass Through Trustee, (ii) each Affiliate of a Person described in the preceding clause (i), (iii) the respective directors, officers, employees, agents and servants of each of the Persons described in the preceding clauses (i) and (ii), and (iv) the successors and permitted assigns of the Persons described in the preceding clauses
 (i), (ii) and (iii).

           "Pass Through Trust" means, collectively, the three separate grantor trusts set forth in Schedule III to the Participation Agreement created, pursuant to the Pass Through Trust Agreements and each of the Pass Through Trust Supplements set forth in Schedule III to the Participation Agreement, to facilitate certain of the transactions contemplated by the Operative Documents.

           "Pass Through Trust Agreement" means the pass through trust agreement and each of the three separate pass through trust supplements referred to on Schedule III to the Participation Agreement.

           "Pass Through Trust Closing Date" means December 14, 1998.

           "Pass Through Trustee" means State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as trustee under each Pass Through Trust Agreement, and each other Person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

           "Passenger Convenience Equipment" means available components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard the Aircraft.

           "Past Due Rate" means a rate per annum equal to 1% over the Debt
 Rate.

           "Payment Date" means each January 30 and July 30, commencing on ________ 30, ____ (or, if any such day is not a Business Day, the immediately succeeding Business Day) until the Equipment Notes have been paid in full.

           "Permitted Foreign Air Authority" means the Civil Aviation Authority of the United Kingdom, the Direction Generale de l'Aviation Civile of the French Republic, the Luftfahrt Bundesamt of the Federal Republic of Germany, the Rijflauchtraatdienst of the Kingdom of the Netherlands, the Ministry of Transportation of Japan or the Federal Ministry of Transport of Canada (and any agency or instrumentality of the applicable government succeeding to the functions of any of the foregoing entities).

           "Permitted Lien" means any Lien referred to in clauses (i) through (viii) of Section 7.01 of the Indenture.

           "Permitted Lessee" means any entity domiciled in a country listed in Exhibit C to the Indenture as in effect from time to time and as may be modified in accordance with Section 7(d) of the Participation Agreement.

           "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           "Principal Amount", with respect to a Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

           "Principal Amount Repayment Date" means each Payment Date on which any portion of the Principal Amount is due and payable in accordance with the Amortization Schedule.

           "Purchase Agreement" means the Sale and Purchase Agreement, dated as of October 31, 1997, between the Seller and US Airways Group, Inc., as the same has been assigned to Owner, relating to the purchase by Owner of the Aircraft, as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

           "Purchase Agreement Assignment" means the Purchase Agreement Assignment (N7 UW), dated as of the date of the Participation Agreement, between Owner and the Indenture Trustee, as the same may be amended, supplemented or modified from time to time, with a form of Consent and Agreement to be executed by the Seller attached thereto.

           "Purchasers" means the Pass Through Trustees under each Pass Through Trust Agreement.

           "QIB" has the meaning specified for such term in Section 2.08 of the Indenture.

           "Registration Agreement" means the Registration Agreement dated December 14, 1998 by Owner, and confirmed and accepted by AIFS, in respect of the 6.82% Pass Through Certificates, Series 1998-1, Class C, as such Registration Agreement may be amended, modified and supplemented from time to time in accordance with the provisions thereof.

           "Related Indemnitee Group" means, with respect to any Indemnitee, any officer, director, servant, employee, agent or Affiliate thereof.

           "Remaining Weighted Average Life" of a Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by
 (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment; by (b) the then unpaid principal amount of such Equipment Note.

           "Replacement Airframe" means any airframe substituted for the Airframe pursuant to Section 5.06 of the Indenture.

           "Replacement Engine" means any engine substituted for an Engine pursuant to Section 5.06 of the Indenture.

           "Responsible Officer" means a responsible officer in the Corporate Trust Office of the Indenture Trustee.

           "Scheduled Delivery Date" has the meaning specified for such term in Section 2(f) of the Participation Agreement.

           "Secured Obligations" has the meaning specified for such term in the Granting Clause of the Indenture.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Seller" means AVSA, S.A.R.L., a societE a responsabilite limitee organized and existing under the laws of the Republic of France.

           "Senior Holder" has the meaning specified for such term in
 Section 2.15(c) of the Indenture.

           "Series A" or "Series A Equipment Notes" means Equipment Notes issued and designated as "Series A" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Schedule I to the Indenture under the heading "Series A."

           "Series B" or "Series B Equipment Notes" means Equipment Notes issued and designated as "Series B" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Schedule I to the Indenture under the heading "Series B."

           "Series C" or "Series C Equipment Notes" means Equipment Notes issued and designated as "Series C" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Schedule I to the Indenture under the heading "Series C."

           "State Street" means State Street Bank and Trust Company, a Massachusetts trust company, not in its capacity as Indenture Trustee under the Indenture, but in its individual capacity.

           "Subordination Agent" means State Street Bank and Trust Company, a Massachusetts trust company, as subordination agent under the Intercreditor Agreement, or any successor thereto.

           "Taxes" means any and all fees (including, without limitation, license, recording, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), license, levies, imposts, duties, recording charges and assessments of any kind whatsoever that are in the nature of taxes or other governmental charges including interest, penalties and additions to tax (each, individually a "Tax").

           "Transaction Expenses" means: all of the reasonable out-of-pocket costs, fees and expenses incurred by Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee in connection with the transactions contemplated by the Participation Agreement, the other Operative Documents, the Pass Through Trust Agreements, the Pass Through Documents, the Intercreditor Agreement, the Liquidity Facilities and the Underwriting Agreement (except, in each case, as otherwise provided therein) including, without limitation:

      (a) the reasonable and actual fees, expenses and disbursements of (A) Bingham, Dana & Gould LLP, special counsel for the Pass Through Trustee, the Subordination Agent and the Indenture Trustee, (B) Shearman & Sterling, special counsel for the Underwriters, and
           (C) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma and (D) Simpson Thacher & Bartlett, special counsel to AIFS;

      (b) the initial fee and reasonable and actual disbursements of the Indenture Trustee under the Indenture;

      (c) the initial fees and expenses of the Liquidity Provider, the Pass Through Trustee and the Subordination Agent;

      (d)  underwriting fees and commissions;

      (e) the fees and expenses with respect to the appraisal of the Aircraft;

      (f) the fees, expenses and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP and its affiliates, special counsel for Owner;

      (g) the costs of filing and recording documents with the FAA and filing Uniform Commercial Code statements in the United States;

      (h) the reasonable fees, expenses and disbursements of special counsel to the Liquidity Provider;

      (i) the expenses of the Depositaries payable under Section 10(a) of each Indemnity Agreement; and

      (j) the reasonable fees, expenses and disbursements of, special counsel to the Seller and the Manufacturer.

           "Transactions" means the transactions contemplated by the Participation Agreement and the other Operative Documents.

           "Transportation Code" means that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

           "Underwriters" means Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., Lehman Brothers Inc. and Credit Suisse First Boston Corporation.

           "U.S. Air Carrier" means any Certificated Air Carrier as to which there is in force an air carrier operating certificate issued pursuant to
 Part 121 of the regulations under the Transportation Code, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

           "Wet Lease" means any arrangement whereby the Owner (or any Lessee) agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall be operated solely by regular employees of Owner (or any Lessee) possessing all current certificates and licenses that would be required under the Transportation Code, or, if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry, for the performance by such employees of similar functions within the United States of America or such other jurisdiction of registry (it is understood that cabin attendants need not be regular employees of Owner (or any Lessee)) and (ii) shall be maintained by Owner (or any Lessee) in accordance with its normal maintenance practices.